EXHIBIT -4.7
SECOND SUPPLEMENTAL INDENTURE
     SECOND SUPPLEMENTAL INDENTURE dated as of March 14, 2005 (this “Supplemental Indenture”) among ISPAT INLAND ULC, a Nova Scotia unlimited liability company, as issuer (the “Issuer”), the Guarantors and LASALLE BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).
RECITALS
     WHEREAS, the Issuer, the Guarantors and the Trustee have entered into an Indenture dated as of March 25, 2004, as supplemented by a Supplemental Indenture dated as of September 16, 2004 (as so supplemented, the “Indenture”);
     WHEREAS, pursuant to Section 8.02 of the Indenture, the Issuer and the Guarantors, when authorized by a Board Resolution of each of them, may direct the Trustee to modify or supplement the Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of all series of the Notes then outstanding; and
     WHEREAS, the Holders of at least a majority in aggregate principal amount of the outstanding Notes have consented in writing to the deletion of Section 4.21 from the Indenture, and the Issuer and the Guarantors now wish to direct the Trustee to modify or supplement the Indenture as set forth in this Supplemental Indenture to eliminate said Section 4.21 and to make other conforming changes;
     NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes, as follows:
ARTICLE 1
AMENDMENTS
     SECTION 1.1 Article One of the Indenture is hereby amended by deleting the definition of “U.S. Steelmaking Business” in its entirety from Section 1.01.
     SECTION 1.2 Article Four of the Indenture is hereby amended by amending Section 4.21 in its entirety to read as follows:
          SECTION 4.21 [Intentionally omitted].
All cross-references to Section 4.21 in the Indenture, wherever appearing (including, without limitation, the references thereto in Sections 6.01(3) and 9.03), are hereby deleted.
ARTICLE 2
MISCELLANEOUS
     SECTION 2.1 This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture with respect to the Notes and, as provided in the

Indenture, this Supplemental Indenture forms a part thereof with respect to the Notes. Except as herein modified, the Indenture is in all respects ratified and confirmed with respect to the Notes and all the terms, provisions and conditions thereof shall be and remain in full force and effect with respect to the Notes and every Holder of Notes shall be bound hereby. Except as expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.
     SECTION 2.2 If any provision of this Supplemental Indenture limits, qualifies or conflicts with any other provision hereof or of the Indenture that is required to be included in the Indenture by any of the provisions of the TIA, such required provision shall control.
     SECTION 2.3 Unless otherwise indicated, capitalized terms used herein without definition shall have the meanings specified therefor in Section 1.01 of the Indenture.
     SECTION 2.4 If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 2.5 This Supplemental Indenture shall be construed in accordance with, and governed by, the laws of the State of New York.
     SECTION 2.6 This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.
     SECTION 2.7 This Supplemental Indenture shall become effective as of the date first above written.

     IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be executed as of the date first above written.

ISPAT INLAND ULC, as Issuer
By:	/s/ Richard Leblanc
	Name:	Richard Leblanc
	Title:	Secretary

MITTAL STEEL COMPANY N.V. (formerly Ispat International N.V.), as Guarantor
By:	/s/ Bhikam C. Agarwal
	Name:	Bhikam C. Agarwal
	Title:	Vice President

ISPAT INLAND INC., as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ISPAT INLAND L.P., as Guarantor
By:	/s/ Richard Leblanc
	Name:	Richard Leblanc
	Title:	Secretary of 9064-4816 Quebec Inc., as General Partner

3019693 NOVA SCOTIA U.L.C. as Guarantor
By:	/s/ Richard Leblanc
	Name:	Richard Leblanc
	Title:	Chairman of the Board

ISPAT INLAND FINANCE, LLC, as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Manager

BURNHAM TRUCKING COMPANY, INC., as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Vice President & Assistant Treasurer

INCOAL COMPANY, as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ISPAT INLAND MINING COMPANY, as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

ISPAT INLAND SERVICE CORP., as Guarantor
By:	/s/ Thomas A. McCue
	Name:	Thomas A. McCue
	Title:	Treasurer

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Alvita C. Griffin Name: Alvita C. Griffin
Title: Assistant Vice President

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